UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported:  August 24. 2010)

ALL AMERICAN GROUP, INC.
(Exact name of registrant as specified in its charter)

INDIANA	1-7160	35-1101097
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

2831 Dexter Drive, Elkhart, Indiana		46514
(Address of Principal Executive Offices)		(Zip Code)

(574) 266-2500
(Registrant’s telephone number,
including area code)

N/A
(Former Name or Former Address,
if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

Effective August 24, 2010, H.I.G. All American, LLC (“H.I.G.”) agreed with the Registrant to waive certain specified covenant defaults under the Loan Agreement dated October 27, 2009, among H.I.G., the Registrant and the Registrant’s subsidiaries, as amended pursuant to the First Amendment to Loan Agreement dated April 5, 2010, among H.I.G., the Registrant and the Registrant’s subsidiaries. In connection with the waiver of defaults, the Registrant and H.I.G. agreed that the Registrant would pay to H.I.G. a waiver fee and other expenses in the aggregate amount of $820,971. In lieu of paying the waiver fee and expenses in cash, the parties agreed to amend the Amended and Restated 20% Secured Subordinated Convertible Tranche B Note issued by the Registrant to add to the principal amount of such note the waiver fee and expenses and the accrued but unpaid interest on the note for the period from April 1, 2010 to August 24, 2010, in the amount of $838,589.

Item 9.01    Financial Statements and Exhibits

(d)(4) (10)	Second Amended and Restated 20% Secured Subordinated Convertible Tranche B Note Limited Waiver of Specified Defaults

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALL AMERICAN GROUP, INC.

Date:	August 25, 2010	By:	/s/ Martin Miranda
Martin Miranda, Secretary